Exhibit 10.80
Wilson Sonsini Goodrich & Rosati
PROFESSIONAL CORPORATION
650 Page Mill Road
Palo Alto, CA 94304-1050
phone 650.493.9300

fax 650.493.6811
www.wsgr. com
September 11, 2006
Via Certified Mail
Luther Orton
Snyder Miller & Orton LLP
111 Sutter Street, Suite 1950
San Francisco, CA 94104
Re:	Tolling Agreement Entered Into As of January 1, 2006 between Gregory L. Reyes on the one hand and Brocade Communications Systems, Inc., (“Brocade”), David House, William Krause, Nicholas Moore, William O’Brien, Christopher Paisley, Larry Sonsini, Seth Neiman, Neal Dempsey and Sanjay Vaswani, on the other (the “Tolling Agreement”)
Dear Luther:
     Pursuant to the Tolling Agreement, notice is hereby given that David House, William Krause, Nicholas Moore, William O’Brien, Christopher Paisley, Larry Sonsini, Seth Neiman, Neal Dempsey and Sanjay Vaswani (collectively the “Directors”), hereby terminate that agreement solely as to themselves. Brocade, on the other hand, is not terminating the Tolling Agreement. Accordingly, while all periods of limitation (statutory or otherwise) will begin to run again forty-five (45) days from the date of service of this notice upon you as to any claims or causes of action which Reyes may have against the Directors or which any of them may have against Reyes, the statute of limitations remains tolled on any claim which Reyes may have against Brocade or which Brocade may have against Reyes.

Very truly yours, WILSON SONSINI GOODRICH & ROSATI Professional Corporation
/s/ Nina Locker
Nina (Nicki) Locker

cc: Richard Marmaro (via Electronic Mail)